Exhibit 10.1

SETTLEMENT Agreement and General Release

In order to settle as fully as possible all known and unknown claims Barbara Sher (“Executive”) might have against Greenlane Holdings, Inc., Warehouse Goods LLC and their subsidiaries (collectively, the “Company”) and all related parties, the Company and the Executive agree to the terms and conditions of this Settlement Agreement and General Release (“Agreement”).

1. Resignation and Separation Date: Effective immediately upon execution of this Agreement (and in no event later than December 19, 2025), Executive hereby resigns as Chief Executive Officer of the Company, from all other officer positions held with any parent, subsidiary or affiliate of the Company, as a Director of the Company and a member of any Committees of the Company’s Board of Directors, and as a Director of any parent, affiliate or subsidiary of the Company. Executive will remain employed on a paid leave through December 31, 2025 (“Separation Date”). While on paid leave, Executive will not have access to Company offices or its systems and is not authorized to act for the Company in any way.

2. Consideration: No later than December 31, 2025 (provided the revocation period specified in the last page of this Agreement has expired without revocation), the Company will pay the Executive $1,000,000.00 (“Consideration”), an amount to which the Executive is not otherwise entitled and will report the payment on IRS Form W-2 and its state and local equivalents. The Company will withhold taxes and other deductions consistent with Executive’s tax withholding designations as of the execution of this Agreement. This Consideration will not be taken into account when determining the Executive’s rights or benefits under any program.

3. Mutual Releases

(a) General Release of Claims by Executive: The Executive releases (i.e., gives up) any and all known and unknown claims, liabilities, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, including but not limited to any claims arising or that may have arisen out of or in connection with Executive’s employment with or termination of employment from the Company, from the beginning of time through the date hereof that the Executive has against the Company, all current and former, direct and indirect parents, subsidiaries, brother-sister companies, and all other affiliates and related partnerships, joint ventures, or other entities, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (“Company Released Parties” and each a “Company Released Party”). For example, the Executive is releasing all common law contract, wrongful discharge, defamation, tort, or other claims the Executive has or might have, as well as all statutory claims the Executive has or might have, including without limitation under the Age Discrimination in Employment Act (“ADEA”), the Worker Adjustment & Retraining Notification Act (the “WARN Act”), the Family and Medical Leave Act (“FMLA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (“ADA”), the Genetic Information and Nondiscrimination Act (“GINA”), the Pregnant Workers Fairness Act (“PWFA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), and any similar domestic or foreign laws, such as the Florida Civil Human Rights Act, the Florida AIDs Act, the Florida Equal Pay Law, the Florida Wage Discrimination Law, and the Florida Law Prohibiting Discrimination on the Basis of Sickle Cell Trait. However, the Executive is not releasing (i) any of the few claims that the law does not permit the Executive to release by private agreement, such as for unemployment or workers’ compensation benefits; (ii) vested benefits (except already-denied benefits) under any employee-benefit plan governed by ERISA; (iii) any right the Executive has to be indemnified by the Company, including under the Indemnification Agreement by and between Greenlane and Employee, dated as of October 23, 2025 (“Indemnification Agreement”) and Executive’s Employment Agreement with the Company dated March 11, 2024, and any amendments or modifications thereto (the “Employment Agreement”); or (iv) the Executive’s right to enforce this Agreement.

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(b) Release of Claims by the Company: The Company releases (i.e., gives up) any and all claims, liabilities, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, including but not limited to any claims arising or that may have arisen out of or in connection with Executive’s employment with or termination of employment from the Company, from the beginning of time through the date hereof that the Company has against Executive, and her past, present and future beneficiaries, heirs, estate, agents, attorneys, representatives and assigns, and any other persons acting by, through, under or in concert with any of them (“Employee Released Parties” and each a “Employee Released Party”), but only with respect to matters that as of the execution of this Agreement were known, or that could have been known following a reasonable investigation, by the Directors (other than Executive). However, the Company is not releasing its right to enforce this Agreement.

4. Employment Agreement and Stock Option Agreement: The Executive acknowledges and agrees that the general release of claims contained in Section 3 extends to the Employment Agreement and the Non-Qualified Stock Option Agreement dated October 20, 2025 (the “Stock Option Agreement”), that the Executive is waiving all known and unknown rights the Executive might otherwise have with respect to the Employment Agreement (including the right to any payments or benefits in connection with the Employment Agreement) and the Stock Option Agreement and that all of the Executive’s rights with respect to the Employment Agreement and the Stock Option Agreement are hereby terminated. For the avoidance of doubt, no further compensation; earned, accrued, prorated or potential bonus; or incentive compensation will be paid for calendar year 2025, except for continued base salary through December 31, 2025.

5. Ownership of Claims: The Executive has not assigned or given away any of the claims the Executive is releasing.

6. Applicable Law: To the extent federal law does not apply, all issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed and enforced by, and construed in accordance with, the laws of the State of Florida, without giving effect to choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

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7. Covenants: The Executive acknowledges and agrees that:

(a) Reemployment: The Executive promises not to seek employment with the Company or any other Company Released Party in the future, under any circumstances, unless the Company asks the Executive to do so in writing. In the event that the Executive seeks to obtain employment with any Company Released Party in the future, the Executive acknowledges and agrees that this Agreement will constitute good cause for the refusal to offer any such employment to the Executive and, if hired, for the termination of the Executive’s employment “for cause.” “Employment” does not include services rendered by the Executive to a third-party who, in turn, may be providing services to any of the Company Released Parties, provided the Executive is not assigned to provide services to any of the Released Parties.

(b) Promise Not to Sue: The Executive promises not to sue any Company Released Party with respect to any claim released by this Agreement, and the Company promises not to sue any Executive Released Party with respect to any claim released by this Agreement. If the Executive does sue any Company Released Party in breach of this promise, the Executive will pay the Company Released Party for its attorneys’ fees and costs in defending against such a claim; if the Company does sue any Employee Released Party in breach of this promise, the Company will pay the Executive Released Party for its’ attorneys’ fees and costs in defending against such claim. The Executive understands that the Executive may challenge the Executive’s release of claims under the ADEA without breaching this promise.

(c) Medicare: If amounts the Executive receives under this Agreement could be for medical expenses paid for by Medicare, the Executive promises to reimburse Medicare as the government may require. The Company must report all settlements with Medicare-eligible employees to the government. The Executive promises to assist the Company in this regard, if requested, and the Executive agrees that the provision of such assistance, which may include giving the Company information needed for reporting, will be a condition precedent to receiving any amounts due under this Agreement. The Executive hereby represents that (initial one):

__ The Executive is not Medicare-eligible.

__ The Executive is Medicare-eligible but the Executive has never enrolled in Medicare.

__ The Executive has enrolled in Medicare and the Executive’s Medicare enrollment number is _____________.

If the Executive violates any promise in this section or if any of the Executive’s representations in this section are false, the Executive agrees to hold the Company and all Company Released Parties harmless from any Medicare-related liability, reporting penalties, and defense costs.

(d) Return of Company Property: Within five (5) business days of signing this Agreement, the Executive promises to return to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, mobile devices, laptops, thumb drives, and any other property of the Company or any Company Released Party in the Executive’s possession or control. The Executive promises to clear all expense accounts, repay all debts owed to the Company or any Company Released Party, pay all amounts owed on Company-provided credit cards or accounts (such as cell phone accounts), and cancel or personally assume any such credit cards or accounts. The Executive agrees not to incur any expenses, obligations, or liabilities on behalf of the Company.

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8. Consideration of Agreement: If initially the Executive did not think any representation made in this Agreement was true or if the Executive felt uncomfortable in making it, the Executive has resolved all the Executive’s doubts and concerns before signing this Agreement. The Executive has carefully read this Agreement, the Executive fully understands what it means, the Executive is entering into it freely, knowingly, and voluntarily, and all the Executive’s representations in it are true. The consideration period described in the box above the Executive’s signature began when the Executive first was given this Agreement, and the Executive waives any right to have it restarted or extended by any changes made to this Agreement after the Executive’s first being given a copy of it.

9. Additional Representations: When the Executive decided to sign this Agreement, the Executive was not relying on any other promises or representations (whether oral or written) other than those set forth in this Agreement. The Company would not have agreed to pay the Executive payments or benefits in exchange for signing this Agreement but for the representations and covenants the Executive made by signing it. The Executive has not suffered any job-related wrongs or injuries, such as any type of discrimination and the Executive has no occupational diseases to the best of her knowledge. The Executive has properly reported all hours that the Executive has worked and the Executive has been paid all compensation, benefits, and other amounts that the Company or any Company Released Party owed the Executive. The Executive has submitted a request for reimbursement for all amounts for which the Executive is entitled to receive reimbursement from any of the Released Parties. The Executive have received all leaves of absence to which the Executive was entitled under the FMLA and applicable state and local law. The Executive has not engaged in any unlawful conduct relating to the business of the Company. The Executive acknowledge and agree that the Executive has not made any allegations of (i) employment discrimination, harassment, or retaliation, or (ii) sexual abuse; that there is no factual foundation for such allegations; and that none of the payments and benefits provided in this Agreement, including the Consideration, are payments related to discrimination, harassment, retaliation, or sexual abuse.

10. Disclosure of Threatened Claims: The Executive has disclosed to the Company’s general counsel in writing the details of any threatened claims against the Company or any other Company Released Party of which the Executive is aware.

11. Arbitration of Disputes: To the maximum extent permitted by law, the Company and the Executive agree to resolve solely on an individual basis any and all disputes they may have with each other through final and binding arbitration, including but not limited to disputes about the formation, validity, or meaning of this Agreement and any common law, contract, tort, or statutory claims (including but not limited to claims for defamation, discrimination and retaliation). The Executive also agrees to resolve through final and binding arbitration solely on an individual basis any disputes the Executive has with any other Company Released Party who elects to arbitrate those disputes under this subsection. The parties agree that the Arbitrator may not consolidate the Executive’s claims with any other person’s claims in a single proceeding. For the avoidance of doubt, this Agreement does not extend to claims that as a matter of law (after application of Federal Arbitration Act (“FAA”) preemption principles) cannot be made subject to an arbitration agreement. Arbitrations will be conducted by JAMS in accordance with its employment dispute resolution rules available at www.jamsadr.com/rules-employment-arbitration (and no other JAMS rules), except that if any provision of this section conflicts with the JAMS rules, then the provision of this section will prevail. This agreement to arbitrate does not preclude resort to or recovery through any government agency process or proceeding, including but not limited to those of the National Labor Relations Board (“NLRB”) and the Equal Employment Opportunity Commission (“EEOC”) (or its state and local counterparts). Except as otherwise may be required by law, the parties to the arbitration will bear their own costs and attorneys’ fees and share equally the JAMS fee and the arbitrator’s fee; provided, however, that the arbitrator(s) at the conclusion of the arbitration will award costs and attorneys’ fees to the prevailing party, except where the fee-shifting law applicable to the claim(s) asserted provides otherwise. The Executive acknowledges that the Executive understands this section’s arbitration requirements and that arbitration would be in lieu of a court or jury trial. The FAA will govern this section, but if for any reason the FAA is held to be inapplicable, then the law of arbitrability of the state in which the Executive last worked for the Company will apply.

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12. Fees and Costs: In the event of litigation or arbitration relating to this Agreement or its subject matter, the prevailing party will be entitled to recover its reasonable attorneys’ fees and costs to the maximum extent permitted by law.

13. Government and Agency Communication, Testimony, Charges, etc.: Nothing in this Agreement prevents the Executive from giving truthful testimony or truthfully responding to a valid subpoena, or communicating, testifying before or filing a charge with government or regulatory entities (such as the U.S. Equal Employment Opportunity Commission, National Labor Relations Board, U.S. Department of Labor, or U.S. Securities and Exchange Commission), subject to any obligation the Executive may have to take steps to protect confidential information from public disclosure. However, the Executive promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Executive personally with respect to any claims released by this Agreement. Further, nothing in this Agreement prevents the Executive from reporting a suspected violation of law to the appropriate governmental agency or authority.

14. Miscellaneous:

(a) Filing of Form 8-K: The parties agree that the resignations referenced in Section 1 will be reported as required on Form 8-K substantially as follows:

Effective December [ ], 2025, Barbara Sher resigned from the Board of Directors and as Chief Executive Officer of Greenlane Holdings, Inc. (the “Company”). Pursuant to mutual agreement between the Company and Ms. Sher (the “Settlement Agreement”), Ms. Sher will receive a lump sum cash payment of $1,000,000 and has agreed to mutual releases as further described therein.

(b) Complete Agreement: This Agreement is the entire agreement relating to any claims or future rights that the Executive has or might have with respect to the Company and the Released Parties, except that the Indemnification Agreement shall remain in full force and effect. This Agreement will not be construed strictly for or against the Executive, the Company, or any other Company Released Party. The headings contained in this Agreement are for convenience and will not affect the meaning or interpretation of this Agreement. Notwithstanding the foregoing, this Agreement will not supersede obligations Executive or the Company has under Sections 6 (Non-Disclosure of Confidential Information), 9 (Intellectual Property), 10 (Cooperation) and 11 (Indemnification) of the Employment Agreement. This Agreement will not supersede Executive’s obligations under Section 8 (Non-Disparagement) of the Employment Agreement. The Company’s obligations under Section 8 (Non-Disparagement) are superseded and are replaced by its agreement that its officers and directors will make no public statement that disparages Executive. The Executive and the Company each expressly acknowledges these continuing obligations.

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(c) Counterparts: This Agreement may be signed in one or more counterparts or multiple originals, each of which will be an original but all of which together will constitute one and the same document. The parties agree that facsimile and electronic signatures have the same force and effect as original signatures.

(d) Waiver: No waiver of any provision of this Agreement will be binding unless reduced to writing and signed by the waiving party. No such waiver of any provision of this Agreement shall waive of any other provision of this Agreement or constitute a continuing waiver.

(e) Amendments: This Agreement only may be amended by a written agreement that the Company and the Executive both sign.

(f) Heirs and Assigns: This Agreement binds each of the parties as well as their heirs, beneficiaries, trustees, administrators, executors, and legal representatives, and shall inure to Executive’s benefit and the benefit of the Released Parties, and their respective heirs, beneficiaries, trustees, administrators, executors, assigns, and legal representatives. Executive will not assign any of her rights or obligations under this Agreement, but the Company may assign its rights and delegate its duties hereunder in whole or in part to any affiliate of the Company or to any transferee of all or a portion of the assets or business to which this Agreement relates.

(g) Effect of Void Provision: If the Company or the Executive successfully asserts that any provision in this Agreement is void, the rest of the Agreement will remain valid and enforceable unless the other party to this Agreement elects to cancel it; provided, however, that if the Company asks the Executive to sign a new document containing a legal and enforceable replacement provision in lieu of canceling the Agreement, the Executive promises that the Executive will do so. If this Agreement is canceled, the Executive will repay any payments or benefits the Executive received for signing it.

(h) No Wrongdoing: This Agreement is not an admission of wrongdoing by Executive or any other Executive Released Party, the Company or any other Company Released Party; neither it nor any drafts will be admissible evidence of wrongdoing.

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BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY, AND THE COMPANY ADVISES YOU TO DISCUSS IT WITH YOUR ATTORNEY. YOU HAVE 21 CALENDAR DAYS FOLLOWING THE DATE ON WHICH YOU RECEIVED THIS AGREEMENT TO CONSIDER IT AND DELIVER A SIGNED COPY OF IT TO PATRICK SHEA AT patrickshea@paulhastings.com, ALTHOUGH YOU ARE FREE TO SIGN AND DELIVER IT ANYTIME WITHIN THAT PERIOD. BY SIGNING IT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

YOU MAY RESCIND THE RELEASE PORTION OF THIS AGREEMENT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE STATING THAT YOU ARE RESCINDING THE RELEASE TO patrickshea@paulhastings.com BEFORE Seven CALENDAR DAYS EXPIRE FROM THE TIME YOU SIGNED IT. IF YOU RESCIND THIS RELEASE, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE PAYMENTS OR BENEFITS DESCRIBED IN IT THAT ARE CONTINGENT ON YOUR ENTERING INTO AND NOT RESCINDING THIS RELEASE.

Date:	December 18, 2025	Date:	December 19, 2025

By:	/s/ Barbara Sher	By	/s/ Bruce Linton
	Barbara Sher		Bruce Linton
	Executive		Chairman of the Board
Greenlane Holdings, Inc.

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